UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2016

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 4, 2016, Avon Products, Inc. (“Avon”) announced that Avon International Operations, Inc., Avon’s wholly-owned subsidiary, priced $500,000,000 in aggregate principal amount of its 7.875% Senior Secured Notes due 2022 in a private placement. The aggregate principal amount of the notes offered was increased from $400,000,000. The offering is expected to close on August 15, 2016. A copy of the press release is being furnished as Exhibit 99.1 herewith.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Avon Products, Inc. Press Release titled “Avon Announces Pricing and Upsizing of Senior Secured Notes Offering,” dated August 4, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ James S. Scully
Name: James S. Scully
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: August 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Avon Products, Inc. Press Release titled “Avon Announces Pricing and Upsizing of Senior Secured Notes Offering,” dated August 4, 2016.